Exhibit 99.1

Assertio Holdings, Inc. Signs Exclusive License for Sympazan® (clobazam) Oral Film from Aquestive Therapeutics, Inc.

Trailing 12 Month Revenues of Sympazan Were $9.5 Million

Assertio Paid $9.0 Million Upfront, Additional $6.0 Million upon Patent Allowance

LAKE FOREST, IL. – October 27, 2022 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a specialty pharmaceutical company offering differentiated products to patients, today announced a transaction to acquire an exclusive license for Sympazan® (clobazam) oral film from Aquestive Therapeutics, Inc. (“Aquestive”) (Nasdaq: AQST), a pharmaceutical company advancing current standards of care to solve patients’ problems through simplifying complex delivery methods. The transaction was made through a subsidiary of the Company.

“Sympazan fits perfectly with our non-personal digital platform and growth plans, further diversifies our portfolio and brings with it opportunities to significantly extend patent life,” said Dan Peisert, President and Chief Executive Officer of Assertio. “Sympazan can offer benefits to its prescribed population, such as dosing through its oral film technology. For many LGS patients, severely restricted carbohydrate diets, such as keto, are an important treatment approach. Unlike other forms of clobazam, Sympazan has very low carbohydrate content, which aligns to this important treatment recommendation.”

Under the terms of the definitive agreement, Assertio acquired an exclusive license for the Sympazan intellectual property from Aquestive for an upfront payment of $9.0 million. Assertio also entered into a long-term supply agreement with Aquestive for Sympazan. Additionally, Aquestive will continue to prosecute an existing patent application that could extend patent coverage to as late as 2039. Upon patent allowance, which Assertio believes will occur in 2023, Assertio will pay a $6.0 million milestone payment and royalties to Aquestive.

The Company will provide the expected contribution from Sympazan and an update on its 2022 Guidance on its quarterly earnings call in early November. On a full year basis, Assertio expects that Sympazan will add $4.0 - $4.5 million in adjusted EBITDA and $0.05 in adjusted EPS on a fully diluted basis.

“We’re making significant progress towards our business development goals through the completion of both the Otrexup and now Sympazan acquisitions in the last 11 months,” said Peisert. “We believe Sympazan can add approximately 20 percent of the remaining goal to acquire $40 million in gross profit by 2024. Our business development pipeline remains robust with a number of additional opportunities to further deploy our balance sheet capital into new cash flow generating assets.

About Sympazan

Trade Name	Sympazan® (clobazam) oral film formulation
Indication	For the adjunctive treatment of seizures associated with Lennox-Gastaut Syndrome (LGS) in patients aged 2 years of age or older
Last to Expire Orange Book Listed Patent	April 2024, with potential from filed patent application to extend intellectual property to as late as 2039
Trailing 12 Months Revenue Ended 6/30/22	Approximately $9.5 Million

WARNING: RISKS FROM CONCOMITANT USE WITH OPIOIDS; ABUSE, MISUSE, AND ADDICTION; and DEPENDENCE AND WITHDRAWAL REACTIONS

• Concomitant use of benzodiazepines and opioids may result in profound sedation, respiratory depression, coma, and death. Reserve concomitant prescribing of these drugs in patients for whom alternative treatment options are inadequate. Limit dosages and durations to the minimum required. Follow patients for signs and symptoms of respiratory depression and sedation.

• The use of benzodiazepines, including SYMPAZAN, exposes users to risks of abuse, misuse, and addiction, which can lead to overdose or death. Before prescribing SYMPAZAN and throughout treatment, assess each patient’s risk for abuse, misuse, and addiction.

• Abrupt discontinuation or rapid dosage reduction of SYMPAZAN after continued use may precipitate acute withdrawal reactions, which can be life-threatening. To reduce the risk of withdrawal reactions, use a gradual taper to discontinue SYMPAZAN.

Important Safety Information

SYMPAZAN is a benzodiazepine medicine. Taking benzodiazepines with opioid medicines, alcohol, or other central nervous system (CNS) depressants (including street drugs) can cause severe drowsiness, breathing problems (respiratory depression), coma, and death.

Get emergency help right away if any of the following happens:

•	shallow or slowed breathing
•	breathing stops (which may lead to the heart stopping)
•	excessive sleepiness (sedation)

Do not drive or operate heavy machinery until you know how taking SYMPAZAN with opioids affects you.

Please see full Prescribing Information including Boxed Warning on risks from concomitant use with opioids; abuse, misuse and addiction; and dependence and withdrawal reactions at www.sympazan.com/pdfs/pi.pdf

About Assertio

Assertio is a specialty pharmaceutical company offering differentiated products to patients utilizing a non-personal promotional model. We have built and continue to build our commercial portfolio by identifying new opportunities within our existing products as well as acquisitions or licensing of additional approved products. To learn more about Assertio, visit www.assertiotx.com.

Investor Contact

Matt Kreps

Managing Director

Darrow Associates

Austin, TX

M: 214-597-8200

mkreps@darrowir.com

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio, including our ability to realize the benefits from our operating model, successfully acquire and integrate new assets including Sympazan and explore new business development initiatives, as well as Aquestive’s ability to successfully prosecute the pending patent application and timing of allowance by the USPTO. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes and are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio, including the risks described in Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission ("SEC") and in other filings Assertio makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of Assertio.

Non-GAAP Financial Measures

This release includes estimated non-GAAP adjusted EBITDA and adjusted earnings per share information, which the Company believes enables investors to better understand the anticipated performance of the business, but should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted EBITDA and adjusted earnings per share to estimated net income and estimated earnings per share, respectively, is provided in this release because some of the information necessary for estimated net income such as income taxes, fair value change in contingent consideration, and stock-based compensation is not yet ascertainable or accessible and the Company is unable to quantify these amounts that would be required to be included in estimated net income without unreasonable efforts.

Specified Items

Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items include adjustments to interest expense, income tax expense (benefit), depreciation expense, amortization expense, sales reserves adjustments for products the Company is no longer selling, stock-based compensation expense, fair value adjustments to contingent consideration, restructuring costs, amortization of fair value inventory step-up as result of purchase accounting, transaction-related costs, gains or losses from adjustments to long-lived assets and assets not part of current operations, and gains or losses resulting from debt refinancing or extinguishment.